SUPPLEMENTAL INDENTURE

        SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) executed as of August 14, 2002 and made effective as of May 29, 2002, by and among Arch Wireless Holdings, Inc., a Delaware corporation (the “Company”), Arch Wireless Communications, Inc., a Delaware corporation (“Arch”), Arch Wireless, Inc., a Delaware corporation (the “Parent”), and the direct and indirect subsidiaries of the Parent listed on Schedule I hereto (such subsidiaries, the “Subsidiary Guarantors,” and together with Arch and the Parent, herein the “Guarantors”) and The Bank of New York, a New York banking corporation, as Trustee (the “Trustee”).

RECITALS

        WHEREAS, the Company, the Guarantors and the Trustee have heretofore executed and delivered that certain Indenture, dated as of May 29, 2002 (the “Indenture”), with respect to the Company’s 12% Subordinated Secured Compounding Notes Due 2009 (the “Notes”);

        WHEREAS, Section 8.02 of the Indenture provides that the Company and the Guarantors, when authorized by a Board Resolution, and the Trustee, together with the written consent of the Majority Noteholders, may, under certain circumstances, enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating or waiving (subject to Section 4.03 of the Indenture) any of the provisions of the Indenture or of modifying in any manner the rights of the Holders under the Indenture;

        WHEREAS, the Company desires to amend certain sections of the Indenture, effective as of May 29, 2002, to correct certain inconsistencies in the terms of the Indenture, and in connection therewith, the Company has been soliciting written consents of the Holders to the amendments to the Indenture set forth herein (and to the execution of this Supplemental Indenture), and the Company has now obtained such written consents from the Holders of a majority in the aggregate principal amount of the outstanding Notes; accordingly, this Supplemental Indenture and the amendments set forth herein are authorized pursuant to Section 8.02 of the Indenture; and

        WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized by the parties hereto, and all other acts necessary to make this Supplemental Indenture a valid and binding supplement to the Indenture, effectively amending and supplementing the Indenture as set forth herein, have been duly taken;

        NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, it is mutually agreed, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE ONE

        Upon execution of this Supplemental Indenture by the Company and the parties hereto, then automatically (without further act by any person) with respect to all outstanding Notes, the Indenture is hereby amended, effective as of May 29, 2002 in the following respects:

        1.1      Section 10.21 of the Indenture shall be deleted in its entirety, and the following is substituted in lieu thereof:

“SECTION 10.21           Minimum EBITDA.

        The Note Parties shall have, as of the last day of each quarter set forth below, EBITDA for such quarter of not less than the following:

Quarter Ending	Minimum Quarterly EBITDA (dollars in millions)
June 30, 2002	46.5
September 30, 2002	45.5
December 31, 2002	42.9
March 31, 2003	41.0
June 30, 2003	39.4
September 30, 2003	37.9
December 31, 2003	36.6
March 31, 2004	34.7
June 30, 2004	34.4
September 30, 2004	33.9
December 31, 2004	34.0
March 31, 2005	33.0
June 30, 2005	33.9
September 30, 2005	34.2
December 31, 2005	34.7
March 31, 2006	33.1
June 30, 2006	34.6
September 30, 2006	36.1
December 31, 2006	37.4

Quarter Ending	Minimum Quarterly EBITDA (dollars in millions)
March 31, 2007	36.6
June 30, 2007	36.1
September 30, 2007	35.4
December 31, 2007	34.6
March 31, 2008	33.8
June 30, 2008	33.3
September 30, 2008	32.5
December 31, 2008	31.8
March 31, 2009	31.1

        1.2      Section 10.24 of the Indenture shall be deleted in its entirety, and the following is substituted in lieu thereof:

“SECTION 10.24           Non-Device Capital Expenditures.

        The Note Parties will not permit: (a) One-Way Capital Expenditures (other than One-Way Capital Expenditures made in respect of paging and messaging devices (“One-Way Device Capital Expenditures”)); and (b) Two-Way Capital Expenditures (other than Two-Way Capital Expenditures made in respect of paging and messaging devices (“Two-Way Device Capital Expenditures”)) to be made or incurred for each of the quarters set forth below such that the cumulative amounts would be in excess of the maximum cumulative amounts set forth below:

Quarter Ending	Maximum Cumulative One Way Capital Expenditures (dollars in millions)	Maximum Cumulative Two Way Capital Expenditures (dollars in millions)
June 30, 2002	2.8	3.5
September 30, 2002	4.9	9.7
December 31, 2002	6.7	12.8
March 31, 2003	8.1	14.2
June 30, 2003	9.3	15.6
September 30, 2003	10.6	16.9
December 31, 2003	11.7	18.1
March 31, 2004	12.8	19.2

Quarter Ending	Maximum Cumulative One Way Capital Expenditures (dollars in millions)	Maximum Cumulative Two Way Capital Expenditures (dollars in millions)
June 30, 2004	13.9	20.4
September 30, 2004	14.9	21.5
December 31, 2004	15.8	22.8
March 31, 2005	16.7	26.0
June 30, 2005	17.6	29.5
September 30, 2005	18.4	33.0
December 31, 2005	19.2	36.7
March 31, 2006	19.9	41.0
June 30, 2006	20.6	45.5
September 30, 2006	21.2	50.1
December 31, 2006	21.8	54.9
March 31, 2007	22.3	56.4
June 30, 2007	22.8	57.9
September 30, 2007	23.3	59.4
December 31, 2007	23.8	60.9
March 31, 2008	24.3	62.4
June 30, 2008	24.8	63.9
September 30, 2008	25.3	65.4
December 31, 2008	25.8	66.9
March 31, 2009	26.3	68.4

provided that any individual commitment for such One-Way Capital Expenditures other than One-Way Device Capital Expenditures or Two-Way Capital Expenditures other than Two-Way Device Capital Expenditures in excess of $2,500,000 shall require the prior approval of the Board of Directors of the Parent.”

        1.3      Section 10.25 of the Indenture shall be deleted in its entirety, and the following is substituted in lieu thereof:

“SECTION 10.25           Device Capital Expenditures.

        The Note Parties will not permit: (a) One-Way Device Capital Expenditures; and (b) Two-Way Device Capital Expenditures to be made or incurred for each of the quarters set forth below such that the cumulative amounts would be in excess of the maximum cumulative amounts set forth below:

Quarter Ending	Maximum Cumulative One Way Capital Expenditures (dollars in millions)	Maximum Cumulative Two Way Capital Expenditures (dollars in millions)
June 30, 2002	14.3	18.2
September 30, 2002	24.7	36.9
December 31, 2002	34.8	58.6
March 31, 2003	46.6	82.2
June 30, 2003	58.4	105.8
September 30, 2003	70.3	130.0
December 31, 2003	82.2	154.2
March 31, 2004	91.6	176.8
June 30, 2004	101.0	199.3
September 30, 2004	109.8	221.6
December 31, 2004	118.6	243.8
March 31, 2005	126.5	265.9
June 30, 2005	134.4	288.0
September 30, 2005	141.9	310.1
December 31, 2005	149.5	332.2
March 31, 2006	156.2	353.6
June 30, 2006	162.9	374.8
September 30, 2006	169.4	395.5
December 31, 2006	175.7	415.7
March 31, 2007	181.0	435.3
June 30, 2007	185.4	454.3
September 30, 2007	190.1	472.7
December 31, 2007	194.2	490.8
March 31, 2008	198.0	509.1
June 30, 2008	201.5	527.2
September 30, 2008	204.7	545.5
December 31, 2008	207.9	563.6
March 31, 2009	210.5	581.9

provided that (i) any commitments (measured in terms of number of devices) for such One-Way Device Capital Expenditures in either the Company’s numerical or alphanumerical product lines, each measured separately, in excess of the prior three months’ Gross Placements for such product line and (ii) any commitments (measured in terms of number of devices) for such Two-Way Device Capital Expenditures in excess of the prior two months’ Gross Placements shall each require the prior approval of the Board of Directors of the Parent; provided, further, that (x) if One-Way SRM Revenue for the immediately preceding Fiscal Quarter is reported below Planned One-Way SRM Revenue for such Fiscal Quarter, the maximum amount of permitted One-Way Device Capital Expenditures shall be reduced by one-half of the percentage by which such reported One-Way SRM Revenue is below Planned One-Way SRM Revenue or (y) if Two-Way SRM Revenue for the immediately preceding Fiscal Quarter is reported below Planned Two-Way SRM Revenue for such Fiscal Quarter, the maximum amount of permitted Two-Way Device Capital Expenditures shall be reduced by one-half of the percentage by which such reported Two-Way SRM Revenue is below Planned Two-Way SRM Revenue.”

ARTICLE TWO

        2.1      All terms used in this Supplemental Indenture which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

        2.2      All of the provisions of this Supplemental Indenture shall be deemed to be incorporated in, and made part of, the Indenture effective as of May 29, 2002, and the Indenture, as amended and supplemented by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument and shall be binding upon all the Holders.

        2.3      This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

        2.4      In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        2.5      Nothing in this Supplemental Indenture, express or implied, shall give any person, other that the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture. Except as expressly supplemented or amended as set forth in this Supplemental Indenture, the Indenture is hereby ratified and confirmed, and all the terms, provisions and conditions thereof shall be and continue in full force and effect. The Trustee accepts the trusts created by the Indenture, as amended and supplemented by this Supplemental Indenture, and agrees to perform the same upon the terms and conditions in the Indenture as amended and supplemented by this Supplemental Indenture.

        2.6      The Trustee shall not be responsible in any matter whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture, except with respect to the execution hereof by the Trustee, or for or in respect of the recitals contained herein, all of which are made solely by the Company and the Guarantors.

* * * * * * *

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first written above, and made effective as of May 29, 2002.

Arch Wireless, Inc.
Arch Wireless Holdings, Inc.
Arch Wireless Communications, Inc.
Arch Connecticut Valley, Inc.
Arch Communication Enterprises, LLC
Archtel, Inc.
MobileMedia Communications, Inc.
Mobile Communications Corporation of America
MobileMedia License Co., L.L.C.
Benbow Investments, Inc.
Paging Network, Inc.
PageNet, Inc.
Paging Network Finance Corp.
Paging Network International, Inc.
Paging Network of America, Inc.
Paging Network of Colorado, Inc.
Paging Network of Michigan, Inc.
Paging Network of Northern California, Inc.
Paging Network of San Francisco, Inc.
Paging Network Canadian Holdings, Inc.
PageNet SMR Sub, Inc.

As to each of the foregoing:
By:_________________________
Name:______________________
Title:________________________
The Bank of New York, as Collateral Agent
By:_________________________
Name:______________________
Title:________________________

Schedule I

Arch Wireless, Inc.
Arch Wireless Communications, Inc.
Arch Connecticut Valley, Inc.
Arch Communication Enterprises, LLC
Archtel, Inc.
MobileMedia Communications, Inc.
Mobile Communications Corporation of America
MobileMedia License Co., L.L.C.
Benbow Investments, Inc.
Paging Network, Inc.
PageNet, Inc.
Paging Network Finance Corp.
Paging Network International, Inc.
Paging Network of America, Inc.
Paging Network of Colorado, Inc.
Paging Network of Michigan, Inc.
Paging Network of Northern California, Inc.
Paging Network of San Francisco, Inc.
Paging Network Canadian Holdings, Inc.
PageNet SMR Sub, Inc.